EX-23
      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
World Am, Inc.

We consent to the incorporation by reference of our independent registered public accounting firm's report dated April 21, 2006 on the consolidated balance sheet as of December 31, 2005, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the period from March 4, 2005 (Inception) through December 31, 2005, included in World Am, Inc.'s Form 10-KSB, into the Company's previously filed registration statements on Form S-8 (File Nos. 333-109358 and 333-130882).


/s/ L.L. Bradford & Company, LLC
Las Vegas, Nevada
May 22, 2006